Exhibit 99.1
                                         NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://ir.cedarfair.com	Media Contact: Gary Rhodes, 704.249.6119

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
•Experiencing strong early-season booking trends for group events and at the Company’s resort properties
•Robust business fundamentals and a compelling collection of new attractions position Cedar Fair to deliver another outstanding performance in 2023 despite first quarter weather challenges
•Board of Directors approves new authorization to repurchase units up to $250 million and declares quarterly cash distribution of $0.30 per LP unit, payable on June 21, 2023
SANDUSKY, Ohio (May 4, 2023) -- Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, today announced its 2023 first quarter financial results, ended March 26, 2023. In addition, the Company announced the declaration of a cash distribution of $0.30 per limited partner (LP) unit payable on June 21, 2023, to unitholders of record as of June 7, 2023, and the Board’s authorization to repurchase additional units up to $250 million.
“During the first quarter, rainy and cool weather impacted our California parks, resulting in a slower start to the season,” said Cedar Fair President and CEO Richard A. Zimmerman. “Despite this, Cedar Fair is poised to capture the full potential of our upcoming busiest and most profitable days of the year, as the remaining three quarters typically account for 95% of full-year attendance and net revenues. Underscoring our positive outlook are robust booking trends in our group channel and at our resort properties, along with a compelling lineup of new attractions at our largest parks. Additionally, we are encouraged by early season guest spending levels which are pacing well ahead of last year, driven by higher pricing for admissions and continued strong spending on food and beverage, and merchandise. As we fully reopen all our parks between now and Memorial Day, we are confident we will continue to build on the momentum we achieved last year.”
Zimmerman added, “The Board’s approval of another quarterly cash distribution and a new authorization to repurchase units reflects its confidence in our proven business model and the Company’s near- and long-term growth prospects. We remain committed to driving sustainable value creation through a balanced approach of investing in our business to drive growth, while maintaining a strong balance sheet and returning capital to unitholders through a quarterly cash distribution and opportunistic unit repurchases.”
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

Results for First Quarter 2023 Compared to First Quarter 2022
Historically, first quarter results represent approximately 5% of the Company’s full-year attendance and net revenues as most parks within Cedar Fair’s 13-market portfolio are closed during the period. Consequently, the Company typically operates at a loss during the first quarter.
Operating days in the first quarter of 2023 totaled 161, compared with 130 operating days in the first quarter of 2022. The increase was due to expanded operating calendars in the first quarter of 2023 at Carowinds, Kings Dominion, and California’s Great America, offset in part by weather-related closures at the Company’s California parks.
For the quarter ended March 26, 2023, net revenues totaled $85 million on attendance of 1.1 million guests, compared with net revenues of $99 million on attendance of 1.5 million guests for the quarter ended March 27, 2022. The decrease in net revenues was attributable to a decline in attendance of approximately 440,000 visits at the Company’s California parks, resulting from the weather challenges during the quarter, and additional prior-period visitation attributable to the extension of 2020 and 2021 season passes at Knott’s Berry Farm through May 2022. While operating days in the first quarter were up, the incremental attendance related to the expanded operating calendars was not enough to offset the attendance shortfalls caused by approximately 30% of the Company’s operating days being significantly impacted by weather during the period, particularly at Knott’s Berry Farm.
Meanwhile, early-season trends in guest spending remained strong. For the first quarter, in-park per capita spending(1) totaled $64.47, up 10% versus $58.86 in the first quarter of 2022. The increase was attributable to higher levels of guest spending on admissions, food and beverage, and merchandise during the period. The increase in admissions spending was driven by higher pricing, a lower season pass mix, and an increase in revenue recognized per season pass visit, while the increase in food and beverage and merchandise spending was primarily driven by an increase in average transactions per guest. Out-of-park revenues(1) for the period were also strong, totaling $19 million, up 17% when compared with the first quarter of 2022. The increase in out-of-park revenues was driven by the reopening of Castaway Bay Resort and Sawmill Creek Resort at Cedar Point following temporary closures for renovations, offset somewhat by a decrease in out-of-park revenues at Knott's Berry Farm due to the inclement weather.
The Company reported a 2023 first quarter operating loss of $123 million compared with an operating loss of $84 million in the prior-year first quarter. The higher operating loss reflects the impact of the extreme inclement weather on first quarter net revenues, and a $19 million increase in operating costs and expenses compared with the prior-year quarter. The higher operating costs and expenses in the current year reflect anticipated increases attributable to incremental land lease and property tax expenses related to the sale-leaseback of land at
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

California’s Great America; higher full-time wages and related benefit costs due to planned higher head count; and an increase in advertising expense related to the expanded first quarter operating calendar. A timing difference related to pre-opening maintenance costs, in part due to supply chain challenges, also impacted first-quarter operating costs and expenses.
Depreciation and amortization expense in the first quarter of 2023 totaled $14 million compared with $10 million in the first quarter of 2022. The increase was due to the additional operating days in the first quarter of 2023 and the shortened useful lives of the assets at California’s Great America. There was also a loss on impairment/retirement of fixed assets of $4 million during the first quarter of 2023, compared with a loss of $2 million in the first quarter of 2022, which resulted from the retirement of assets in the normal course of business during both periods.
Interest expense for the first quarter totaled $32 million, a decrease of $6 million from the prior-year first quarter due to the Company’s repayment of its senior secured term loan facility and related termination of its interest rate swap agreements during 2022. Prior to the termination of the Company’s interest rate swaps, the change in fair value of the swap portfolio resulted in a $14 million benefit to earnings for the three months ended March 27, 2022. During the first three months of 2023, a benefit for taxes of $24 million was recorded to account for publicly traded partnership taxes and income taxes on the Company’s corporate subsidiaries, compared to a benefit for taxes of $19 million in the first quarter of 2022.
For the first quarter of 2023, the Company reported a net loss of $135 million, or $2.61 per diluted LP unit. This compares to a 2022 first quarter net loss of $89 million, or $1.56 per diluted LP unit. The larger net loss was attributable to lower attendance and net revenues resulting from weather-related disruptions to first quarter operations and planned higher operating costs and expenses, offset in part by the impact of higher in-park per capita spending and out-of-park revenues in the first quarter of 2023.
For the 2023 first quarter, Adjusted EBITDA(2), which management believes is a meaningful measure of the Company’s park-level operating results, was a loss of $101 million, compared with an Adjusted EBITDA loss of $68 million for the first quarter of 2022. The larger Adjusted EBITDA loss reflects the decrease in net revenues driven by a decline in attendance, which was impacted by unusually inclement weather in California, and an increase in costs in the current period, particularly for maintenance, labor, and incremental land lease and property taxes associated with the sale-leaseback of the land at California’s Great America. See the attached table for a reconciliation of net loss to Adjusted EBITDA.
Balance Sheet and Liquidity Highlights
Deferred revenues as of March 26, 2023, including non-current deferred revenue, totaled $208 million, representing a decrease of $26 million, or 11%, when compared to March 27, 2022. Included in the prior-period balance was approximately $20 million of deferred revenue carryover related to the extension of 2020 and 2021
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

season passes into 2022 at Knott’s Berry Farm and Canada’s Wonderland due to pandemic-related park closures in their respective markets. Excluding the carryover, deferred revenues at the end of the 2023 first quarter would have been down approximately $6 million, or 3%, from the balance at the end of the first quarter of 2022. Of the $6 million variance, half was due to a change in the timing of sponsorship revenue billing, while the balance reflects the weather impact on early-season sales of season passes and related all-season products.
As of March 26, 2023, Cedar Fair had total liquidity of approximately $144 million, including cash on hand and available borrowings under its revolving credit facility. This compares with $284 million of total liquidity on March 26, 2022, and $381 million of total liquidity on Dec. 31, 2022. Net debt(3) on March 26, 2023, calculated as total debt of $2.47 billion (before debt issuance costs) less cash and cash equivalents of $34 million, totaled $2.44 billion.
Distribution and Unit Repurchases
On April 12, 2023, the Company completed its $250 million unit repurchase program, buying back a total of 6 million limited partnership units since inception, or approximately 10% of its total units outstanding at the beginning of 2022. Today, Cedar Fair announced the Board of Directors has approved a new authorization, permitting the Company to buy back additional units in the open market, or through privately negotiated transactions, up to $250 million.
“Combined with the payment of our quarterly cash distributions, the new buyback authorization allows us to be opportunistic in the market and gives us a more timely and efficient means for returning capital to unitholders,” added Zimmerman.
As with the recently completed repurchase program, management plans to repurchase units of Cedar Fair opportunistically using free cash flow from operations and does not intend to increase leverage to buy back units. Repurchases may be made at management’s discretion from time to time in accordance with all applicable securities and other laws and regulations. The extent and timing to which the Company repurchases units will depend upon a variety of factors, including liquidity, capital needs of the business, market conditions, regulatory requirements, and other corporate considerations. No limit is placed on the duration of the new authorization, and the authorization does not obligate the Company to repurchase any minimum dollar amount or number of units.
The Company also announced the Cedar Fair Board of Directors has declared a cash distribution of $0.30 per LP unit, payable on June 21, 2023, to holders of record on June 7, 2023.
Conference Call
As previously announced, the Company will host a conference call with analysts starting at 10 a.m. ET today, May 4, 2023, to further discuss its recent financial performance. Participants on the call will include Cedar Fair
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

President and CEO Richard Zimmerman, Executive Vice President and CFO Brian Witherow, and Corporate Director of Investor Relations Michael Russell.
Investors and all other interested parties can access a live, listen-only audio webcast of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under the tabs Investor Information / Events & Presentations / Upcoming Events. Those unable to listen to the live webcast can access a recorded version of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under Investor Information / Events and Presentations / Past Events, shortly after the live call’s conclusion.
A digital recording of the conference call will be available for replay by phone starting at approximately 1 p.m. ET on Thursday, May 4, 2023, until 11:59 p.m. ET, Thursday, May 11, 2023. To access the replay, please dial (800) 770-2030 or (647) 362-9199, followed by Conference ID 3270518.
(1) In-park per capita spending and out-of-park revenues are non-GAAP financial measures. See the attached reconciliation table and related footnote for the calculation of in-park per capita spending and out-of-park revenues. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of our financial and operational performance, measuring demand, pricing, and consumer behavior.
(2) Adjusted EBITDA is not a measurement computed in accordance with generally accepted accounting principles (GAAP). For additional information regarding Adjusted EBITDA, including how the Company defines and uses Adjusted EBITDA, see the attached reconciliation table and related footnotes.
(3) Net debt is a non-GAAP financial measure. See the attached reconciliation table and related footnote for the calculation of net debt. Management uses net debt to monitor leverage and believes it is a meaningful measure for this purpose.
About Cedar Fair
Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0 percent) of Cedar Fair, L.P.’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Cedar Fair’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company's expectations, beliefs, goals, and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct or that the Company's growth strategies will achieve the target results. Important factors, including general economic conditions, the impacts of the COVID-19 pandemic, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and the Company's growth strategies, and cause actual results to differ materially from the Company's expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.
This news release and prior releases are available under the News tab at http://ir.cedarfair.com
- more -
(financial tables follow)
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

CEDAR FAIR, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended
	March 26, 2023	March 27, 2022
Net revenues:
Admissions	$39,529	$49,436
Food, merchandise and games	32,064	36,715
Accommodations, extra-charge products and other	12,961	12,684
	84,554	98,835
Costs and expenses:
Cost of food, merchandise, and games revenues	10,381	10,824
Operating expenses	133,340	119,850
Selling, general and administrative	46,465	40,786
Depreciation and amortization	13,681	9,599
Loss on impairment / retirement of fixed assets, net	3,636	1,548
	207,503	182,607
Operating loss	(122,949)	(83,772)
Interest expense	32,129	38,123
Net effect of swaps	—	(14,202)
Loss on foreign currency	3,999	15
Other income	(441)	(49)
Loss before taxes	(158,636)	(107,659)
Benefit for taxes	(24,090)	(19,150)
Net loss	(134,546)	(88,509)
Net loss allocated to general partner	(1)	(1)
Net loss allocated to limited partners	$(134,545)	$(88,508)

CEDAR FAIR, L.P.
UNAUDITED BALANCE SHEET DATA
(In thousands)

	March 26, 2023	March 27, 2022
Cash and cash equivalents	$33,562	$49,963
Total assets	$2,209,741	$2,350,300
Long-term debt, including current maturities:
Revolving credit loans	$170,000	$125,000
Term debt	—	259,246
Notes	2,268,275	2,262,830
	$2,438,275	$2,647,076
Total partners' deficit	$(793,240)	$(787,581)

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

CEDAR FAIR, L.P.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	Three months ended
	March 26, 2023	March 27, 2022
Net loss	$(134,546)	$(88,509)
Interest expense	32,129	38,123
Interest income	(514)	(42)
Benefit for taxes	(24,090)	(19,150)
Depreciation and amortization	13,681	9,599
EBITDA	(113,340)	(59,979)
Net effect of swaps	—	(14,202)
Non-cash foreign currency loss	3,703	14
Non-cash equity compensation expense	5,053	3,658
Loss on impairment / retirement of fixed assets, net	3,636	1,548
Other (1)	(116)	545
Adjusted EBITDA (2)	$(101,064)	$(68,416)

(1)    Consists of certain costs as defined in the Company's current and prior credit agreements. These items are excluded from the calculation of Adjusted EBITDA and have included certain legal expenses and severance and related benefits. This balance also includes unrealized gains and losses on short-term investments.

(2)    Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the Company's current and prior credit agreements. The Company believes Adjusted EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in the industry to evaluate operating performance on a consistent basis, as well as more easily compare the Company's results with those of other companies in the industry. Further, management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and uses it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. Adjusted EBITDA is provided as a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under generally accepted accounting principles. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CEDAR FAIR, L.P.
CALCULATION OF NET DEBT
(In thousands)

March 26, 2023
Long-term debt, including current maturities	$2,438,275
Plus: Debt issuance costs and original issue discount	31,725
Less: Cash and cash equivalents	(33,562)
Net Debt (1)	$2,436,438
(1)    Net Debt is a non-GAAP financial measure used by the Company and investors to monitor leverage. The measure may not be comparable to similarly titled measures of other companies.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR REPORTS FIRST QUARTER 2023 RESULTS
May 4, 2023

CEDAR FAIR, L.P.
KEY OPERATIONAL MEASURES
(In thousands, except per capita and operating day amounts)

	Three months ended
	March 26, 2023	March 27, 2022
Attendance	1,059	1,453
In-park per capita spending (1)	$64.47	$58.86
Out-of-park revenues (1)	$19,225	$16,492
Operating days	161	130
(1)    In-park per capita spending is calculated as revenues generated within our amusement parks and separately gated outdoor water parks along with related parking revenues (in-park revenues), divided by total attendance. Out-of-park revenues are defined as revenues from resort, out-of-park food and retail locations, online transaction fees charged to customers, sponsorships and all other out-of-park operations. In-park revenues, in-park per capita spending and out-of-park revenues are non-GAAP measures. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of our financial and operational performance, measuring demand, pricing, and consumer behavior. A reconciliation of in-park revenues and out-of-park revenues to net revenues for the periods presented is as follows:

	Three months ended
(In thousands)	March 26, 2023	March 27, 2022
In-park revenues	$68,303	$85,535
Out-of-park revenues	19,225	16,492
Concessionaire remittance	(2,974)	(3,192)
Net revenues	$84,554	$98,835

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233